Fifth Third Bancorp Reports Third Quarter 2025 Diluted Earnings Per Share of $0.91
Strong revenue growth and expense discipline drives 4th consecutive quarter of positive operating leverage
Reported results included a negative $0.02 impact from certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	3Q25	2Q25	3Q24
         Stability:
•3% demand deposit growth year-over-year; Interest-bearing liabilities costs down for the fifth consecutive quarter
•Commercial NPAs improved 14% from 2Q25
•Tangible book value per share(a) grew 7% year-over-year
    Profitability:
•Net interest margin expanded for the 7th consecutive quarter and NII increased 7% year-over-year
•Strong fee performance driven by 28% growth in capital markets fees and 9% growth in wealth and asset management revenue from 2Q25
•Disciplined expense management; efficiency ratio(a) of 54.9%; adjusted efficiency ratio(a) of 54.1%, an improvement of 180 bps year-over-year
    Growth:
•6% loan growth compared to 3Q24; annual loan growth accelerated to highest level in over two years
•Consumer household growth of 3%, including 7% in the Southeast
•Assets under management of $77B, up 12% compared to 3Q24

Income Statement Data
Net income available to common shareholders	$608	$591	$532
Net interest income (U.S. GAAP)	1,520	1,495	1,421
Net interest income (FTE)(a)	1,525	1,500	1,427
Noninterest income	781	750	711
Noninterest expense	1,267	1,264	1,244

Per Share Data
Earnings per share, basic	$0.91	$0.88	$0.78
Earnings per share, diluted	0.91	0.88	0.78
Book value per share	29.26	28.47	27.60
Tangible book value per share(a)	21.66	20.98	20.20

Balance Sheet & Credit Quality
Average portfolio loans and leases	$123,326	$123,071	$116,826
Average deposits	164,754	163,575	167,196
Accumulated other comprehensive loss	(3,276)	(3,546)	(3,446)
Net charge-off ratio(b)	1.09%	0.45%	0.48%
Nonperforming asset ratio(c)	0.65	0.72	0.62

Financial Ratios
Return on average assets	1.21%	1.20%	1.06%
Return on average common equity	12.6	12.8	11.7
Return on average tangible common equity(a)	17.3	17.6	16.3
CET1 capital(d)(e)	10.54	10.58	10.75
Net interest margin(a)	3.13	3.12	2.90
Efficiency(a)	54.9	56.2	58.2
Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, CEO and President:
Fifth Third's financial results once again underscore our strong balance sheet, diverse revenue streams, and disciplined expense management. We've continued to expand our net interest margin, improve our pre-provision net revenue, and strengthen our efficiency ratio.

Our ongoing investments in strategic growth priorities continue to drive robust results. In the third quarter, adjusted PPNR increased 6% sequentially and 11% year-over-year, marking the highest annual growth rate in over two years. Our balance sheet remains well-diversified and neutrally positioned. Our strong returns on capital enabled $300 million of share repurchases in the quarter and a 7% increase in tangible book value per share over the past year.

By focusing on high-quality deposits, diversified loan originations, recurring fee revenue and consistent improvements in operating scalability, we expect to continue to generate strong, stable through-the-cycle returns for our long-term shareholders.

As we move forward, we will continue to adhere to our operating principles of stability, profitability, and growth – in that order.
Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 October 17, 2025

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	September	June	September
	2025	2025	2024	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,525	$1,500	$1,427	2%	7%
Provision for credit losses	197	173	160	14%	23%
Noninterest income	781	750	711	4%	10%
Noninterest expense	1,267	1,264	1,244	—	2%
Income before income taxes(a)	$842	$813	$734	4%	15%

Taxable equivalent adjustment	$5	$5	$6	—	(17)%
Applicable income tax expense	188	180	155	4%	21%
Net income	$649	$628	$573	3%	13%
Dividends on preferred stock	41	37	41	11%	—
Net income available to common shareholders	$608	$591	$532	3%	14%
Earnings per share, diluted	$0.91	$0.88	$0.78	3%	17%

Fifth Third Bancorp (NASDAQ®: FITB) today reported third quarter 2025 net income available to common shareholders of $608 million, or $0.91 per diluted share, compared to $591 million, or $0.88 per diluted share, in the prior quarter and $532 million, or $0.78 per diluted share, in the year-ago quarter. On September 30, 2025, Fifth Third redeemed all of its outstanding Series L Preferred Stock, which resulted in a reduction to net income to common shareholders of $3.5 million, recorded as an incremental preferred dividend.

Diluted earnings per share impact of certain item(s) - 3Q25

(after-tax impact; $ in millions, except per share data)

Interchange litigation matters(f)1	$(21)
FDIC special assessment (noninterest expense)(f)	5

After-tax impact(f) of certain item(s)	$(16)

Diluted earnings per share impact of certain item(s)[2]	$(0.02)

[1]Interchange litigation matters decreased noninterest income by $18 million and increased noninterest expense by $9 million
Totals may not foot due to rounding; [2]Diluted earnings per share impact reflects 670.878 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	September	June	September
	2025	2025	2024	Seq	Yr/Yr
Interest Income
Interest income	$2,524	$2,489	$2,675	1%	(6)%
Interest expense	999	989	1,248	1%	(20)%
Net interest income (NII)	$1,525	$1,500	$1,427	2%	7%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.18%	5.18%	5.43%	—	(25)
Rate paid on interest-bearing liabilities	2.77%	2.78%	3.38%	(1)	(61)

Ratios
Net interest rate spread	2.41%	2.40%	2.05%	1	36
Net interest margin (NIM)	3.13%	3.12%	2.90%	1	23

Fully-taxable equivalent (FTE) NII of $1.525 billion increased $25 million, or 2% compared to the prior quarter. This improvement primarily reflects improved earning asset mix, fixed-rate asset repricing and strategic management actions decreasing the cost of interest-bearing liabilities. These same factors contributed to the 1 bp increase in NIM. NII in the prior quarter benefited $14 million from the payoff of a partially charged-off commercial loan, excluding this benefit, NII increased $39 million, or 3%, and NIM increased 4 bps.
Compared to the year-ago quarter, NII increased $98 million, or 7%, and NIM increased 23 bps. This improvement was due to the benefits from proactive deposit and wholesale funding management decreasing interest-bearing liabilities costs by 61 bps, improved earning asset mix, and the benefit of fixed-rate asset repricing.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2025	2025	2024	Seq	Yr/Yr
Noninterest Income
Wealth and asset management revenue	$181	$166	$163	9%	11%
Commercial payments revenue	157	152	154	3%	2%
Consumer banking revenue	144	147	143	(2)%	1%
Capital markets fees	115	90	111	28%	4%
Commercial banking revenue	87	79	93	10%	(6)%
Mortgage banking net revenue	58	56	50	4%	16%
Other noninterest income (loss)	29	44	(13)	(34)%	NM
Securities gains, net	10	16	10	(38)%	—
Total noninterest income	$781	$750	$711	4%	10%

Noninterest income of $781 million increased $31 million, or 4%, from the prior quarter, and increased $70 million, or 10%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below, including interchange litigation matters and the securities gains/losses which incorporate mark-to-market impacts from securities associated with non-qualified deferred compensation plans that are more than offset in noninterest expense.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2025	2025	2024	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$781	$750	$711
Interchange litigation matters	18	1	47
Securities (gains) losses, net	(10)	(16)	(10)
Noninterest income excluding certain items(a)	$789	$735	$748	7%	5%

Noninterest income excluding certain items of $789 million increased $54 million, or 7%, compared to the prior quarter, and increased $41 million, or 5%, from the year-ago quarter.
Wealth and asset management revenue increased $15 million, or 9% sequentially, due to increases in personal asset management revenue and brokerage fees. Commercial payments revenue increased $5 million, or 3%, driven by deposit fees and Newline revenue, partially offset by higher earnings credits. Capital markets fees were up $25 million, or 28%, reflecting a strong rebound in loan syndications and M&A advisory revenue.
Compared to the year-ago quarter, wealth and asset management revenue increased $18 million, or 11%, with 12% year-over-year AUM growth driving increases in personal asset management revenue and brokerage fees. Commercial payments revenue increased $3 million, or 2%, primarily due to higher deposit fees. Capital markets fees increased $4 million, or 4%, driven by higher loan syndications and M&A advisory revenue, partially offset by lower corporate bond fees. Commercial banking revenue decreased $6 million, or 6%, primarily reflecting lower operating lease and lease syndication revenue. Mortgage banking net revenue increased $8 million, or 16%, due to the prior year loss on MSR net valuation adjustments not recurring in the current quarter.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2025	2025	2024	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$685	$698	$690	(2)%	(1)%
Technology and communications	128	126	121	2%	6%
Net occupancy expense	89	83	81	7%	10%
Equipment expense	44	41	38	7%	16%
Loan and lease expense	39	36	34	8%	15%
Marketing expense	34	43	26	(21)%	31%
Card and processing expense	22	22	22	—	—
Other noninterest expense	226	215	232	5%	(3)%
Total noninterest expense	$1,267	$1,264	$1,244	—	2%

Noninterest expense of $1.267 billion remained stable from the prior quarter, and increased 2% from the year-ago quarter. The reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2025	2025	2024	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$1,267	$1,264	$1,244
Interchange litigation matters	(9)	—	(10)
Severance expense	—	(15)	(9)
FDIC special assessment	6	—	—
Noninterest expense excluding certain item(s)(a)	$1,264	$1,249	$1,225	1%	3%
Non-qualified deferred compensation (expense)/benefit	(11)	(16)	(10)
Noninterest expense excluding certain item(s) and non-qualified deferred compensation(a)	$1,253	$1,233	$1,215	2%	3%

Noninterest expense excluding certain items and non-qualified deferred compensation of $1.253 billion increased $20 million or 2% compared to the prior quarter with increases in equipment and occupancy, partially offset by lower marketing expense.
Compared to the year-ago quarter, noninterest expense excluding certain items and non-qualified deferred compensation increased $38 million, or 3% due primarily to increases in equipment and occupancy, marketing, and technology expense.
Expenses related to the mark-to-market impact of non-qualified deferred compensation were largely offset in net securities gains/losses through noninterest income in the current and prior periods.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2025	2025	2024	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$54,170	$54,075	$51,615	—	5%
Commercial mortgage loans	12,027	12,410	11,488	(3)%	5%
Commercial construction loans	5,541	5,810	5,981	(5)%	(7)%
Commercial leases	3,177	3,120	2,685	2%	18%
Total commercial loans and leases	$74,915	$75,415	$71,769	(1)%	4%
Consumer loans:
Residential mortgage loans	$17,656	$17,615	$17,031	—	4%
Home equity	4,579	4,383	4,018	4%	14%
Indirect secured consumer loans	17,729	17,248	15,680	3%	13%
Credit card	1,678	1,659	1,708	1%	(2)%
Solar energy installation loans	4,355	4,268	3,990	2%	9%
Other consumer loans	2,414	2,483	2,630	(3)%	(8)%
Total consumer loans	$48,411	$47,656	$45,057	2%	7%
Total average portfolio loans and leases	$123,326	$123,071	$116,826	—	6%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$44	$45	$16	(2)%	175%
Consumer loans held for sale	623	541	573	15%	9%
Total average loans and leases held for sale	$667	$586	$589	14%	13%

Total average loans and leases	$123,993	$123,657	$117,415	—	6%

Securities (taxable and tax-exempt)	$54,592	$56,243	$56,707	(3)%	(4)%
Other short-term investments	14,915	12,782	21,714	17%	(31)%
Total average interest-earning assets	$193,500	$192,682	$195,836	—	(1)%

Total average portfolio loans and leases of $123 billion remained stable compared to the prior quarter. Average commercial portfolio loans and leases of $75 billion decreased 1%, due to declines in commercial mortgage and commercial construction loans, partially offset by increases in C&I middle market loans. Average consumer portfolio loans of $48 billion increased 2%, driven by continued strong growth in indirect secured consumer and home equity loans.
Compared to the year-ago quarter, total average portfolio loans and leases increased 6%. Average commercial portfolio loans and leases increased 4%, reflecting increases in C&I middle market, commercial mortgage loans, and commercial leases. Average consumer portfolio loans increased 7%, primarily due to increases in indirect secured consumer, residential mortgage, and home equity loans.
Average securities (taxable and tax-exempt; amortized cost) of $55 billion in the current quarter decreased 3% compared to the prior quarter and 4% compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $15 billion in the current quarter increased 17% compared to the prior quarter and decreased 31% compared to the year-ago quarter.

End of Period Interest-Earning Assets
($ in millions)	As of			% Change
	September	June	September
	2025	2025	2024	Seq	Yr/Yr
End of Period Portfolio Loans and Leases
Total commercial loans and leases	$74,423	$74,152	$71,130	—	5%
Total consumer loans	48,707	48,244	45,538	1%	7%
Total portfolio loans and leases	$123,130	$122,396	$116,668	1%	6%

End of Period Loans and Leases Held for Sale
Total loans and leases held for sale	$576	$646	$612	(11)%	(6)%

Total loans and leases	$123,706	$123,042	$117,280	1%	5%

Securities (taxable and tax-exempt)	$52,680	$55,109	$56,738	(4)%	(7)%
Other short-term investments	17,215	13,043	21,729	32%	(21)%
Total interest-earning assets	$193,601	$191,194	$195,747	1%	(1)%

Period-end commercial portfolio loans and leases of $74 billion remained stable compared to the prior quarter. Compared to the year-ago quarter, period-end commercial portfolio loans and leases increased 5%, primarily due to growth in C&I loans.
Period-end consumer portfolio loans of $49 billion increased 1% compared to the prior quarter, primarily reflecting increases in indirect secured consumer and home equity loans. Compared to the year-ago quarter, period-end consumer portfolio loans increased 7%, driven by increases in indirect secured consumer, home equity, and residential mortgage loans.
Total period-end securities (taxable and tax-exempt; amortized cost) of $53 billion in the current quarter decreased 4% compared to the prior quarter and decreased 7% compared to the year-ago quarter. Period-end other short-term investments of approximately $17 billion increased 32% compared to the prior quarter and decreased 21% compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2025	2025	2024	Seq	Yr/Yr
Average Deposits
Demand	$41,235	$40,885	$40,020	1%	3%
Interest checking	56,624	56,738	58,605	—	(3)%
Savings	16,376	16,962	17,272	(3)%	(5)%
Money market	37,434	36,296	37,257	3%	—
Total transaction deposits	$151,669	$150,881	$153,154	1%	(1)%
CDs $250,000 or less	10,841	10,494	10,543	3%	3%
Total core deposits	$162,510	$161,375	$163,697	1%	(1)%
CDs over $250,000[1]	2,244	2,200	3,499	2%	(36)%
Total average deposits	$164,754	$163,575	$167,196	1%	(1)%

1CDs over $250,000 includes $1.0BN, $1.1BN, and $2.6BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 9/30/25, 6/30/25, and 9/30/24, respectively.

Total average deposits of $165 billion increased 1% compared to the prior quarter, primarily driven by growth in money market and demand deposits, partially offset by declines in savings and interest checking balances. The growth in demand deposits reflects our strategic focus on enhancing the deposit mix, and represents the second consecutive quarter of demand deposit growth. Period-end total deposits of $167 billion increased 1%.

Compared to the year-ago quarter, total average deposits decreased 1%, mainly due to lower interest checking balances and a reduction in CDs over $250,000, which includes brokered deposits, partially offset by an increase in demand deposits and CDs $250,000 or less. Period-end total deposits decreased 1%.
The period-end portfolio loan-to-core deposit ratio was 75% in the current quarter, compared to 76% in the prior quarter and 71% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2025	2025	2024	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000[1]	$2,244	$2,200	$3,499	2%	(36)%
Federal funds purchased	198	206	176	(4)%	13%
Securities sold under repurchase agreements	376	353	396	7%	(5)%
FHLB advances	4,920	4,976	2,576	(1)%	91%
Derivative collateral and other secured borrowings	82	89	52	(8)%	58%
Long-term debt	14,001	14,599	16,716	(4)%	(16)%
Total average wholesale funding	$21,821	$22,423	$23,415	(3)%	(7)%

1CDs over $250,000 includes $1.0BN, $1.1BN, and $2.6BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 9/30/25, 6/30/25, and 9/30/24, respectively.

Average wholesale funding of $22 billion decreased 3% compared to the prior quarter, driven by a reduction in long-term debt and FHLB advances. The 7% decrease in average wholesale funding compared to the year-ago quarter was primarily attributable to a decrease in long-term debt and CDs over $250,000, inclusive of brokered deposits.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	September	June	March	December	September
	2025	2025	2025	2024	2024

Total nonaccrual portfolio loans and leases (NPLs)	$768	$853	$966	$823	$686
Repossessed property	12	8	9	9	11
OREO	21	25	21	21	28
Total nonperforming portfolio loans and leases and OREO (NPAs)	$801	$886	$996	$853	$725

NPL ratio(g)	0.62%	0.70%	0.79%	0.69%	0.59%
NPA ratio(c)	0.65%	0.72%	0.81%	0.71%	0.62%

Portfolio loans and leases 30-89 days past due (accrual)	$348	$277	$385	$303	$283
Portfolio loans and leases 90 days past due (accrual)	29	34	33	32	40

30-89 days past due as a % of portfolio loans and leases	0.28%	0.23%	0.31%	0.25%	0.24%
90 days past due as a % of portfolio loans and leases	0.02%	0.03%	0.03%	0.03%	0.03%

Allowance for loan and lease losses (ALLL), beginning	$2,412	$2,384	$2,352	$2,305	$2,288
Total net losses charged-off	(339)	(139)	(136)	(136)	(142)
Provision for loan and lease losses	192	167	168	183	159
ALLL, ending	$2,265	$2,412	$2,384	$2,352	$2,305

Reserve for unfunded commitments, beginning	$146	$140	$134	$138	$137
Provision for (benefit from) the reserve for unfunded commitments	5	6	6	(4)	1
Reserve for unfunded commitments, ending	$151	$146	$140	$134	$138

Total allowance for credit losses (ACL)	$2,416	$2,558	$2,524	$2,486	$2,443

ACL ratios:
As a % of portfolio loans and leases	1.96%	2.09%	2.07%	2.08%	2.09%
As a % of nonperforming portfolio loans and leases	314%	300%	261%	302%	356%
As a % of nonperforming portfolio assets	302%	289%	253%	291%	337%

ALLL as a % of portfolio loans and leases	1.84%	1.97%	1.95%	1.96%	1.98%

Total losses charged-off	$(382)	$(194)	$(173)	$(175)	$(183)
Total recoveries of losses previously charged-off	43	55	37	39	41
Total net losses charged-off	$(339)	$(139)	$(136)	$(136)	$(142)

Net charge-off ratio (NCO ratio)(b)	1.09%	0.45%	0.46%	0.46%	0.48%
Commercial NCO ratio	1.46%	0.38%	0.35%	0.32%	0.40%
Consumer NCO ratio	0.52%	0.56%	0.63%	0.68%	0.62%

The provision for credit losses totaled $197 million in the current quarter and the ACL ratio represented 1.96% of total portfolio loans and leases at quarter end, down 13 bps from 2.09% in the prior and year-ago periods. The ACL coverage ratio increased to 314% of nonperforming portfolio loans and leases and 302% of nonperforming portfolio assets.
Net charge-offs totaled $339 million in the current quarter, up $200 million from the prior quarter and the NCO ratio increased 64 bps to 1.09%. The third quarter of 2025 net charge-offs included $178 million related to the impairment of an asset-backed finance commercial credit. Excluding this credit, net charge-offs were $161 million, or 0.52% in the third quarter of 2025, up 7 bps from the prior quarter. Commercial net charge-offs were $275 million, with a commercial NCO ratio of 1.46%, up 108 bps from the prior quarter. The increase in commercial net charge-offs from the prior quarter was primarily due to the asset-backed credit mentioned previously. Consumer net charge-offs were $64 million, with a consumer NCO ratio of 0.52%, down 4 bps sequentially.
Compared to the year-ago quarter, net charge-offs increased $197 million and the NCO ratio increased 61 bps. The commercial NCO ratio increased 106 bps, and the consumer NCO ratio decreased 10 bps compared to the prior year.
Nonperforming portfolio loans and leases totaled $768 million in the current quarter, representing an NPL ratio of 0.62%, compared to 0.70% in the prior quarter and 0.59% in the year-ago quarter.
Nonperforming portfolio assets totaled $801 million in the current quarter, resulting in an NPA ratio of 0.65%, compared to 0.72% in the prior quarter and 0.62% in the year-ago quarter.

Capital Position
	As of and For the Three Months Ended
	September	June	March	December	September
	2025	2025	2025	2024	2024
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	10.02%	9.82%	9.50%	9.40%	9.47%
Tangible equity(a)	9.12%	9.39%	9.07%	9.02%	8.99%
Tangible common equity (excluding AOCI)(a)	8.29%	8.38%	8.07%	8.03%	8.00%
Tangible common equity (including AOCI)(a)	6.89%	6.84%	6.40%	6.02%	6.52%

Regulatory Capital Ratios(d)(e)
CET1 capital	10.54%	10.58%	10.43%	10.57%	10.75%
Tier 1 risk-based capital	11.60%	11.85%	11.71%	11.86%	12.07%
Total risk-based capital	13.51%	13.77%	13.63%	13.86%	14.13%
Leverage	9.24%	9.42%	9.23%	9.22%	9.11%

CET1 capital ratio of 10.54% decreased 4 bps sequentially, primarily reflecting risk-weighted asset growth and capital returns to shareholders. During the third quarter of 2025, Fifth Third repurchased $300 million of its common stock, which reduced shares outstanding by approximately 6.9 million at quarter end. Fifth Third increased its quarterly cash common dividend on its common shares by $0.03, or 8%, to $0.40 per share for the third quarter of 2025, reflecting our resilient balance sheet and strong earnings profile. On September 30, 2025, Fifth Third redeemed all of its outstanding 4.50% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series L.

Tax Rate
The effective tax rate for the quarter was 22.6% compared with 22.2% in the prior quarter and 21.3% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios as of December 31, 2024 and September 30, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 24% tax rate.
(g)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements, including the use of artificial intelligence; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) potential impacts of the adoption of real-time payment networks; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments; and (46) risks relating to the pending merger with Comerica Incorporated, including Fifth Third’s inability to realize the anticipated benefits of the pending merger, the failure to satisfy the closing conditions of the pending merger or an unexpected delay in the closing of the pending merger, the failure to receive required regulatory, stockholder or other approvals and the disruption of Fifth Third’s business as a result of the pending merger.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for September 30, 2025

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheets and Yield/Rate Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps				% / bps
$ in millions, except per share data				Change		Year to Date		Change
(unaudited)	September	June	September			September	September
	2025	2025	2024	Seq	Yr/Yr	2025	2024	Yr/Yr
Income Statement Data
Net interest income	$1,520	$1,495	$1,421	2%	7%	$4,453	$4,192	6%
Net interest income (FTE)(a)	1,525	1,500	1,427	2%	7%	4,468	4,210	6%
Noninterest income	781	750	711	4%	10%	2,224	2,117	5%
Total revenue (FTE)(a)	2,306	2,250	2,138	2%	8%	6,692	6,327	6%
Provision for credit losses	197	173	160	14%	23%	544	351	55%
Noninterest expense	1,267	1,264	1,244	—	2%	3,835	3,807	1%
Net income	649	628	573	3%	13%	1,791	1,694	6%
Net income available to common shareholders	608	591	532	3%	14%	1,677	1,573	7%

Earnings Per Share Data
Net income allocated to common shareholders	$608	$591	$532	3%	14%	$1,677	$1,573	7%
Average common shares outstanding (in thousands):
Basic	666,427	670,787	680,895	(1%)	(2%)	669,405	684,462	(2%)
Diluted	670,878	674,034	686,109	—	(2%)	673,632	689,263	(2%)
Earnings per share, basic	$0.91	$0.88	$0.78	3%	17%	$2.51	$2.30	9%
Earnings per share, diluted	0.91	0.88	0.78	3%	17%	2.49	2.28	9%

Common Share Data
Cash dividends per common share	$0.40	$0.37	$0.37	8%	8%	$1.14	$1.07	7%
Book value per share	29.26	28.47	27.60	3%	6%	29.26	27.60	6%
Market value per share	44.55	41.13	42.84	8%	4%	44.55	42.84	4%
Common shares outstanding (in thousands)	660,973	667,710	676,269	(1%)	(2%)	660,973	676,269	(2%)
Market capitalization	$29,446	$27,463	$28,971	7%	2%	$29,446	$28,971	2%

Financial Ratios
Return on average assets	1.21%	1.20%	1.06%	1	15	1.13%	1.06%	7
Return on average common equity	12.6%	12.8%	11.7%	(20)	90	12.1%	12.3%	(20)
Return on average tangible common equity(a)	17.3%	17.6%	16.3%	(30)	100	16.8%	17.6%	(80)
Noninterest income as a percent of total revenue(a)	34%	33%	33%	100	100	33%	33%	—
Dividend payout	44.0%	42.0%	47.4%	200	(340)	45.4%	46.5%	(110)
Average total Bancorp shareholders’ equity as a percent of average assets	10.02%	9.82%	9.47%	20	55	9.78%	9.02%	76
Tangible common equity(a)	8.29%	8.38%	8.00%	(9)	29	8.29%	8.00%	29
Net interest margin (FTE)(a)	3.13%	3.12%	2.90%	1	23	3.10%	2.88%	22
Efficiency (FTE)(a)	54.9%	56.2%	58.2%	(130)	(330)	57.3%	60.2%	(290)
Effective tax rate	22.6%	22.2%	21.3%	40	130	22.1%	21.3%	80

Credit Quality
Net losses charged-off	$339	$139	$142	144%	139%	$614	$396	55%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	1.09%	0.45%	0.48%	64	61	0.67%	0.45%	22
ALLL as a percent of portfolio loans and leases	1.84%	1.97%	1.98%	(13)	(14)	1.84%	1.98%	(14)
ACL as a percent of portfolio loans and leases(g)	1.96%	2.09%	2.09%	(13)	(13)	1.96%	2.09%	(13)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.65%	0.72%	0.62%	(7)	3	0.65%	0.62%	3

Average Balances
Loans and leases, including held for sale	$123,993	$123,657	$117,415	—	6%	$123,147	$117,466	5%
Securities and other short-term investments	69,507	69,025	78,421	1%	(11%)	69,853	77,765	(10%)
Assets	211,770	210,554	213,838	1%	(1%)	210,965	213,174	(1%)
Transaction deposits(b)	151,669	150,881	153,154	1%	(1%)	151,327	152,400	(1%)
Core deposits(c)	162,510	161,375	163,697	1%	(1%)	161,901	162,918	(1%)
Wholesale funding(d)	21,821	22,423	23,415	(3%)	(7%)	22,167	24,120	(8%)
Bancorp shareholders' equity	21,216	20,670	20,251	3%	5%	20,633	19,232	7%

Regulatory Capital Ratios(e)(f)
CET1 capital	10.54%	10.58%	10.75%	(4)	(21)	10.54%	10.75%	(21)
Tier 1 risk-based capital	11.60%	11.85%	12.07%	(25)	(47)	11.60%	12.07%	(47)
Total risk-based capital	13.51%	13.77%	14.13%	(26)	(62)	13.51%	14.13%	(62)
Leverage	9.24%	9.42%	9.11%	(18)	13	9.24%	9.11%	13

Additional Metrics
Banking centers	1,102	1,089	1,072	1%	3%	1,102	1,072	3%
ATMs	2,184	2,170	2,060	1%	6%	2,184	2,060	6%
Full-time equivalent employees	18,476	18,690	18,579	(1%)	(1%)	18,476	18,579	(1%)
Assets under care ($ in billions)(h)	$681	$657	$635	4%	7%	$681	$635	7%
Assets under management ($ in billions)(h)	77	73	69	5%	12%	77	69	12%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings and money market deposits..
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios as of September 30, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	September	June	March	December	September
	2025	2025	2025	2024	2024
Income Statement Data
Net interest income	$1,520	$1,495	$1,437	$1,437	$1,421
Net interest income (FTE)(a)	1,525	1,500	1,442	1,443	1,427
Noninterest income	781	750	694	732	711
Total revenue (FTE)(a)	2,306	2,250	2,136	2,175	2,138
Provision for credit losses	197	173	174	179	160
Noninterest expense	1,267	1,264	1,304	1,226	1,244
Net income	649	628	515	620	573
Net income available to common shareholders	608	591	478	582	532

Earnings Per Share Data
Net income allocated to common shareholders	$608	$591	$478	$582	$532
Average common shares outstanding (in thousands):
Basic	666,427	670,787	671,052	675,307	680,895
Diluted	670,878	674,034	676,040	681,456	686,109
Earnings per share, basic	$0.91	$0.88	$0.71	$0.86	$0.78
Earnings per share, diluted	0.91	0.88	0.71	0.85	0.78

Common Share Data
Cash dividends per common share	$0.40	$0.37	$0.37	$0.37	$0.37
Book value per share	29.26	28.47	27.41	26.17	27.60
Market value per share	44.55	41.13	39.20	42.28	42.84
Common shares outstanding (in thousands)	660,973	667,710	667,272	669,854	676,269
Market capitalization	$29,446	$27,463	$26,157	$28,321	$28,971

Financial Ratios
Return on average assets	1.21%	1.20%	0.99%	1.17%	1.06%
Return on average common equity	12.6%	12.8%	10.8%	13.0%	11.7%
Return on average tangible common equity(a)	17.3%	17.6%	15.2%	18.4%	16.3%
Noninterest income as a percent of total revenue(a)	34%	33%	32%	34%	33%
Dividend payout	44.0%	42.0%	52.1%	43.0%	47.4%
Average total Bancorp shareholders’ equity as a percent of average assets	10.02%	9.82%	9.50%	9.40%	9.47%
Tangible common equity(a)	8.29%	8.38%	8.07%	8.03%	8.00%
Net interest margin (FTE)(a)	3.13%	3.12%	3.03%	2.97%	2.90%
Efficiency (FTE)(a)	54.9%	56.2%	61.0%	56.4%	58.2%
Effective tax rate	22.6%	22.2%	21.2%	18.8%	21.3%

Credit Quality
Net losses charged-off	$339	$139	$136	$136	$142
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	1.09%	0.45%	0.46%	0.46%	0.48%
ALLL as a percent of portfolio loans and leases	1.84%	1.97%	1.95%	1.96%	1.98%
ACL as a percent of portfolio loans and leases(g)	1.96%	2.09%	2.07%	2.08%	2.09%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.65%	0.72%	0.81%	0.71%	0.62%

Average Balances
Loans and leases, including held for sale	$123,993	$123,657	$121,764	$118,492	$117,415
Securities and other short-term investments	69,507	69,025	71,044	75,021	78,421
Assets	211,770	210,554	210,558	211,709	213,838
Transaction deposits(b)	151,669	150,881	151,431	154,114	153,154
Core deposits(c)	162,510	161,375	161,811	164,706	163,697
Wholesale funding(d)	21,821	22,423	22,262	20,202	23,415
Bancorp shareholders’ equity	21,216	20,670	20,000	19,893	20,251

Regulatory Capital Ratios(e)(f)
CET1 capital	10.54%	10.58%	10.43%	10.57%	10.75%
Tier 1 risk-based capital	11.60%	11.85%	11.71%	11.86%	12.07%
Total risk-based capital	13.51%	13.77%	13.63%	13.86%	14.13%
Leverage	9.24%	9.42%	9.23%	9.22%	9.11%

Additional Metrics
Banking centers	1,102	1,089	1,084	1,089	1,072
ATMs	2,184	2,170	2,069	2,080	2,060
Full-time equivalent employees	18,476	18,690	18,786	18,616	18,579
Assets under care ($ in billions)(h)	$681	$657	$639	$634	$635
Assets under management ($ in billions)(h)	77	73	68	69	69
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings and money market deposits.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios as of December 31, 2024 and September 30, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	September	June	September			September	September
	2025	2025	2024	Seq	Yr/Yr	2025	2024	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,909	$1,881	$1,910	1%	—	$5,604	$5,640	(1%)
Interest on securities	444	458	461	(3%)	(4%)	1,354	1,374	(1%)
Interest on other short-term investments	166	145	298	14%	(44%)	477	883	(46%)
Total interest income	2,519	2,484	2,669	1%	(6%)	7,435	7,897	(6%)

Interest Expense
Interest on deposits	750	732	968	2%	(23%)	2,226	2,880	(23%)
Interest on federal funds purchased	2	2	2	—	—	7	8	(13%)
Interest on other short-term borrowings	59	59	40	—	48%	174	135	29%
Interest on long-term debt	188	196	238	(4%)	(21%)	575	682	(16%)
Total interest expense	999	989	1,248	1%	(20%)	2,982	3,705	(20%)

Net Interest Income	1,520	1,495	1,421	2%	7%	4,453	4,192	6%

Provision for credit losses	197	173	160	14%	23%	544	351	55%
Net Interest Income After Provision for Credit Losses	1,323	1,322	1,261	—	5%	3,909	3,841	2%

Noninterest Income
Wealth and asset management revenue	181	166	163	9%	11%	519	483	7%
Commercial payments revenue	157	152	154	3%	2%	462	453	2%
Consumer banking revenue	144	147	143	(2%)	1%	428	418	2%
Capital markets fees	115	90	111	28%	4%	294	301	(2%)
Commercial banking revenue	87	79	93	10%	(6%)	247	267	(7%)
Mortgage banking net revenue	58	56	50	4%	16%	171	154	11%
Other noninterest income (loss)	29	44	(13)	(34%)	NM	86	18	378%
Securities gains, net	10	16	10	(38%)	—	17	23	(26%)
Total noninterest income	781	750	711	4%	10%	2,224	2,117	5%

Noninterest Expense
Compensation and benefits	685	698	690	(2%)	(1%)	2,132	2,099	2%
Technology and communications	128	126	121	2%	6%	378	351	8%
Net occupancy expense	89	83	81	7%	10%	260	251	4%
Equipment expense	44	41	38	7%	16%	126	114	11%
Loan and lease expense	39	36	34	8%	15%	105	96	9%
Marketing expense	34	43	26	(21%)	31%	105	92	14%
Card and processing expense	22	22	22	—	—	65	63	3%
Other noninterest expense	226	215	232	5%	(3%)	664	741	(10%)
Total noninterest expense	1,267	1,264	1,244	—	2%	3,835	3,807	1%
Income Before Income Taxes	837	808	728	4%	15%	2,298	2,151	7%
Applicable income tax expense	188	180	155	4%	21%	507	457	11%
Net Income	649	628	573	3%	13%	1,791	1,694	6%
Dividends on preferred stock	41	37	41	11%	—	114	121	(6%)
Net Income Available to Common Shareholders	$608	$591	$532	3%	14%	$1,677	$1,573	7%

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2025	2025	2025	2024	2024
Interest Income
Interest and fees on loans and leases	$1,909	$1,881	$1,816	$1,836	$1,910
Interest on securities	444	458	451	464	461
Interest on other short-term investments	166	145	165	228	298
Total interest income	2,519	2,484	2,432	2,528	2,669

Interest Expense
Interest on deposits	750	732	743	856	968
Interest on federal funds purchased	2	2	2	3	2
Interest on other short-term borrowings	59	59	56	22	40
Interest on long-term debt	188	196	194	210	238
Total interest expense	999	989	995	1,091	1,248

Net Interest Income	1,520	1,495	1,437	1,437	1,421

Provision for credit losses	197	173	174	179	160
Net Interest Income After Provision for Credit Losses	1,323	1,322	1,263	1,258	1,261

Noninterest Income
Wealth and asset management revenue	181	166	172	163	163
Commercial payments revenue	157	152	153	155	154
Consumer banking revenue	144	147	137	137	143
Capital markets fees	115	90	90	123	111
Commercial banking revenue	87	79	80	109	93
Mortgage banking net revenue	58	56	57	57	50
Other noninterest income (loss)	29	44	14	(4)	(13)
Securities gains (losses), net	10	16	(9)	(8)	10
Total noninterest income	781	750	694	732	711

Noninterest Expense
Compensation and benefits	685	698	750	665	690
Technology and communications	128	126	123	123	121
Net occupancy expense	89	83	87	88	81
Equipment expense	44	41	42	39	38
Loan and lease expense	39	36	30	36	34
Marketing expense	34	43	28	23	26
Card and processing expense	22	22	21	21	22
Other noninterest expense	226	215	223	231	232
Total noninterest expense	1,267	1,264	1,304	1,226	1,244
Income Before Income Taxes	837	808	653	764	728
Applicable income tax expense	188	180	138	144	155
Net Income	649	628	515	620	573
Dividends on preferred stock	41	37	37	38	41
Net Income Available to Common Shareholders	$608	$591	$478	$582	$532

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	September	June	September
	2025	2025	2024	Seq	Yr/Yr
Assets
Cash and due from banks	$2,901	$2,972	$3,215	(2%)	(10%)
Other short-term investments	17,215	13,043	21,729	32%	(21%)
Available-for-sale debt and other securities(a)	36,461	38,270	40,396	(5%)	(10%)
Held-to-maturity securities(b)	11,498	11,630	11,358	(1%)	1%
Trading debt securities	1,266	1,324	1,176	(4%)	8%
Equity securities	287	404	428	(29%)	(33%)
Loans and leases held for sale	576	646	612	(11%)	(6%)
Portfolio loans and leases:
Commercial and industrial loans	53,947	53,312	50,916	1%	6%
Commercial mortgage loans	11,932	12,112	11,394	(1%)	5%
Commercial construction loans	5,326	5,551	5,947	(4%)	(10%)
Commercial leases	3,218	3,177	2,873	1%	12%
Total commercial loans and leases	74,423	74,152	71,130	—	5%
Residential mortgage loans	17,644	17,681	17,166	—	3%
Home equity	4,678	4,485	4,074	4%	15%
Indirect secured consumer loans	17,885	17,591	15,942	2%	12%
Credit card	1,692	1,707	1,703	(1%)	(1%)
Solar energy installation loans	4,432	4,316	4,078	3%	9%
Other consumer loans	2,376	2,464	2,575	(4%)	(8%)
Total consumer loans	48,707	48,244	45,538	1%	7%
Portfolio loans and leases	123,130	122,396	116,668	1%	6%
Allowance for loan and lease losses	(2,265)	(2,412)	(2,305)	(6%)	(2%)
Portfolio loans and leases, net	120,865	119,984	114,363	1%	6%
Bank premises and equipment	2,655	2,560	2,425	4%	9%
Operating lease equipment	379	344	357	10%	6%
Goodwill	4,947	4,918	4,918	1%	1%
Intangible assets	76	75	98	1%	(22%)
Servicing rights	1,601	1,629	1,656	(2%)	(3%)
Other assets	12,176	12,192	11,587	—	5%
Total Assets	$212,903	$209,991	$214,318	1%	(1%)

Liabilities
Deposits:
Demand	$41,830	$42,174	$41,393	(1%)	1%
Interest checking	57,239	55,524	58,727	3%	(3%)
Savings	16,110	16,614	16,990	(3%)	(5%)
Money market	38,748	36,586	37,482	6%	3%
CDs $250,000 or less	10,667	10,883	10,480	(2%)	2%
CDs over $250,000	1,975	2,426	3,268	(19%)	(40%)
Total deposits	166,569	164,207	168,340	1%	(1%)
Federal funds purchased	183	178	169	3%	8%
Other short-term borrowings	5,077	3,393	1,424	50%	257%
Accrued taxes, interest and expenses	1,943	1,970	2,034	(1%)	(4%)
Other liabilities	4,347	4,627	4,471	(6%)	(3%)
Long-term debt	13,677	14,492	17,096	(6%)	(20%)
Total Liabilities	191,796	188,867	193,534	2%	(1%)
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,770	2,116	2,116	(16%)	(16%)
Capital surplus	3,813	3,794	3,784	1%	1%
Retained earnings	25,057	24,718	23,820	1%	5%
Accumulated other comprehensive loss	(3,276)	(3,546)	(3,446)	(8%)	(5%)
Treasury stock	(8,308)	(8,009)	(7,541)	4%	10%
Total Equity	21,107	21,124	20,784	—	2%
Total Liabilities and Equity	$212,903	$209,991	$214,318	1%	(1%)
(a) Amortized cost	$39,617	$41,731	$43,754	(5%)	(9%)
(b) Market values	11,506	11,547	11,554	—	—
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	660,973	667,710	676,269	—	—
Treasury	262,919	256,183	247,624	—	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	September	June	March	December	September
	2025	2025	2025	2024	2024
Assets
Cash and due from banks	$2,901	$2,972	$3,009	$3,014	$3,215
Other short-term investments	17,215	13,043	14,965	17,120	21,729
Available-for-sale debt and other securities(a)	36,461	38,270	39,747	39,547	40,396
Held-to-maturity securities(b)	11,498	11,630	11,185	11,278	11,358
Trading debt securities	1,266	1,324	1,159	1,185	1,176
Equity securities	287	404	494	341	428
Loans and leases held for sale	576	646	473	640	612
Portfolio loans and leases:
Commercial and industrial loans	53,947	53,312	53,700	52,271	50,916
Commercial mortgage loans	11,932	12,112	12,357	12,246	11,394
Commercial construction loans	5,326	5,551	5,952	5,588	5,947
Commercial leases	3,218	3,177	3,128	3,188	2,873
Total commercial loans and leases	74,423	74,152	75,137	73,293	71,130
Residential mortgage loans	17,644	17,681	17,581	17,543	17,166
Home equity	4,678	4,485	4,265	4,188	4,074
Indirect secured consumer loans	17,885	17,591	16,804	16,313	15,942
Credit card	1,692	1,707	1,660	1,734	1,703
Solar energy installation loans	4,432	4,316	4,262	4,202	4,078
Other consumer loans	2,376	2,464	2,482	2,518	2,575
Total consumer loans	48,707	48,244	47,054	46,498	45,538
Portfolio loans and leases	123,130	122,396	122,191	119,791	116,668
Allowance for loan and lease losses	(2,265)	(2,412)	(2,384)	(2,352)	(2,305)
Portfolio loans and leases, net	120,865	119,984	119,807	117,439	114,363
Bank premises and equipment	2,655	2,560	2,506	2,475	2,425
Operating lease equipment	379	344	314	319	357
Goodwill	4,947	4,918	4,918	4,918	4,918
Intangible assets	76	75	82	90	98
Servicing rights	1,601	1,629	1,663	1,704	1,656
Other assets	12,176	12,192	12,347	12,857	11,587
Total Assets	$212,903	$209,991	$212,669	$212,927	$214,318

Liabilities
Deposits:
Demand	$41,830	$42,174	$40,855	$41,038	$41,393
Interest checking	57,239	55,524	58,420	59,306	58,727
Savings	16,110	16,614	17,583	17,147	16,990
Money market	38,748	36,586	36,505	36,605	37,482
CDs $250,000 or less	10,667	10,883	10,248	10,798	10,480
CDs over $250,000	1,975	2,426	1,894	2,358	3,268
Total deposits	166,569	164,207	165,505	167,252	168,340
Federal funds purchased	183	178	227	204	169
Other short-term borrowings	5,077	3,393	5,457	4,450	1,424
Accrued taxes, interest and expenses	1,943	1,970	1,722	2,137	2,034
Other liabilities	4,347	4,627	4,816	4,902	4,471
Long-term debt	13,677	14,492	14,539	14,337	17,096
Total Liabilities	191,796	188,867	192,266	193,282	193,534
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,770	2,116	2,116	2,116	2,116
Capital surplus	3,813	3,794	3,773	3,804	3,784
Retained earnings	25,057	24,718	24,377	24,150	23,820
Accumulated other comprehensive loss	(3,276)	(3,546)	(3,895)	(4,636)	(3,446)
Treasury stock	(8,308)	(8,009)	(8,019)	(7,840)	(7,541)
Total Equity	21,107	21,124	20,403	19,645	20,784
Total Liabilities and Equity	$212,903	$209,991	$212,669	$212,927	$214,318
(a) Amortized cost	$39,617	$41,731	$43,445	$43,878	$43,754
(b) Market values	11,506	11,547	11,072	10,965	11,554
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	660,973	667,710	667,272	669,854	676,269
Treasury	262,919	256,183	256,621	254,039	247,624

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	September	September	September	September
	2025	2024	2025	2024
Total Equity, Beginning	$21,124	$19,226	$19,645	$19,172
Net income	649	573	1,791	1,694
Other comprehensive income, net of tax:
Change in unrealized gains:
Available-for-sale debt securities	230	953	890	776
Qualifying cash flow hedges	14	473	397	186
Amortization of unrealized losses on securities transferred to held-to-maturity	25	26	72	76
Change in accumulated other comprehensive income related to employee benefit plans	1	1	1	1
Other	—	2	—	2
Comprehensive income	919	2,028	3,151	2,735
Cash dividends declared:
Common stock	(269)	(254)	(770)	(740)
Preferred stock	(37)	(41)	(110)	(121)
Impact of stock transactions under stock compensation plans, net	23	27	70	75
Shares acquired for treasury	(303)	(202)	(529)	(327)
Redemption of preferred stock	(350)	—	(350)	—
Impact of cumulative effect of change in accounting principle	—	—	—	(10)
Total Equity, Ending	$21,107	$20,784	$21,107	$20,784

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	For the Three Months Ended
$ in millions	September		June		September
(unaudited)	2025		2025		2024
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$54,196	6.20%	$54,109	6.28%	$51,630	7.15%
Commercial mortgage loans(a)	12,043	6.26%	12,420	6.12%	11,488	6.26%
Commercial construction loans(a)	5,541	7.17%	5,810	7.17%	5,982	7.14%
Commercial leases(a)	3,177	4.70%	3,121	4.83%	2,686	4.53%
Total commercial loans and leases	74,957	6.22%	75,460	6.26%	71,786	6.91%
Residential mortgage loans	18,279	4.03%	18,156	3.98%	17,604	3.71%
Home equity	4,580	7.43%	4,383	7.42%	4,018	8.40%
Indirect secured consumer loans	17,729	5.65%	17,248	5.63%	15,680	5.42%
Credit card	1,678	14.26%	1,659	14.33%	1,708	14.00%
Solar energy installation loans	4,355	8.76%	4,268	8.10%	3,990	8.12%
Other consumer loans	2,415	9.25%	2,483	9.09%	2,629	9.37%
Total consumer loans	49,036	5.96%	48,197	5.87%	45,629	5.81%
Total loans and leases	123,993	6.12%	123,657	6.11%	117,415	6.48%
Securities:
Taxable securities	53,244	3.25%	54,896	3.29%	55,329	3.25%
Tax exempt securities(a)	1,348	3.18%	1,347	3.19%	1,378	3.30%
Other short-term investments	14,915	4.43%	12,782	4.56%	21,714	5.47%
Total interest-earning assets	193,500	5.18%	192,682	5.18%	195,836	5.43%
Cash and due from banks	2,485		2,437		2,664
Other assets	18,196		17,819		17,626
Allowance for loan and lease losses	(2,411)		(2,384)		(2,288)
Total Assets	$211,770		$210,554		$213,838

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$56,624	2.72%	$56,738	2.69%	$58,605	3.38%
Savings deposits	16,376	0.46%	16,962	0.48%	17,272	0.71%
Money market deposits	37,434	2.40%	36,296	2.40%	37,257	3.06%
CDs $250,000 or less	10,841	3.46%	10,494	3.52%	10,543	4.07%
Total interest-bearing core deposits	121,275	2.38%	120,490	2.36%	123,677	2.97%
CDs over $250,000	2,244	4.00%	2,200	4.07%	3,499	5.08%
Total interest-bearing deposits	123,519	2.41%	122,690	2.39%	127,176	3.03%
Federal funds purchased	198	4.35%	206	4.39%	176	5.34%
Securities sold under repurchase agreements	376	1.65%	353	1.16%	396	2.36%
FHLB advances	4,920	4.51%	4,976	4.59%	2,576	5.59%
Derivative collateral and other secured borrowings	82	6.13%	89	5.61%	52	14.76%
Long-term debt	14,001	5.31%	14,599	5.36%	16,716	5.65%
Total interest-bearing liabilities	143,096	2.77%	142,913	2.78%	147,092	3.38%
Demand deposits	41,235		40,885		40,020
Other liabilities	6,223		6,086		6,475
Total Liabilities	190,554		189,884		193,587
Total Equity	21,216		20,670		20,251
Total Liabilities and Equity	$211,770		$210,554		$213,838
Ratios:
Net interest margin (FTE)(b)		3.13%		3.12%		2.90%
Net interest rate spread (FTE)(b)		2.41%		2.40%		2.05%
Interest-bearing liabilities to interest-earning assets		73.95%		74.17%		75.11%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	Year to Date
$ in millions	September		September
(unaudited)	2025		2024
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$53,916	6.23%	$52,423	7.12%
Commercial mortgage loans(a)	12,282	6.12%	11,394	6.27%
Commercial construction loans(a)	5,720	7.09%	5,877	7.16%
Commercial leases(a)	3,136	4.77%	2,602	4.37%
Total commercial loans and leases	75,054	6.22%	72,296	6.89%
Residential mortgage loans	18,139	3.99%	17,412	3.64%
Home equity	4,396	7.47%	3,960	8.35%
Indirect secured consumer loans	17,156	5.62%	15,410	5.18%
Credit card	1,655	14.44%	1,736	13.53%
Solar energy installation loans	4,282	8.30%	3,900	8.08%
Other consumer loans	2,465	9.24%	2,752	9.16%
Total consumer loans	48,093	5.90%	45,170	5.68%
Total loans and leases	123,147	6.09%	117,466	6.43%
Securities:
Taxable securities	54,441	3.26%	55,196	3.26%
Tax exempt securities(a)	1,362	3.18%	1,395	3.28%
Other short-term investments	14,050	4.54%	21,174	5.57%
Total interest-earning assets	193,000	5.16%	195,231	5.42%
Cash and due from banks	2,437		2,681
Other assets	17,911		17,571
Allowance for loan and lease losses	(2,383)		(2,309)
Total Assets	$210,965		$213,174

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$57,103	2.70%	$58,528	3.38%
Savings deposits	16,852	0.49%	17,707	0.69%
Money market deposits	36,731	2.41%	35,791	2.99%
CDs $250,000 or less	10,574	3.54%	10,518	4.15%
Total interest-bearing core deposits	121,260	2.38%	122,544	2.95%
CDs over $250,000	2,263	4.17%	4,585	5.16%
Total interest-bearing deposits	123,523	2.41%	127,129	3.03%
Federal funds purchased	199	4.37%	202	5.39%
Securities sold under repurchase agreements	339	1.27%	378	2.06%
FHLB advances	4,888	4.57%	2,949	5.68%
Derivative collateral and other secured borrowings	85	6.06%	55	9.50%
Long-term debt	14,393	5.35%	15,951	5.71%
Total interest-bearing liabilities	143,427	2.78%	146,664	3.37%
Demand deposits	40,641		40,374
Other liabilities	6,264		6,904
Total Liabilities	190,332		193,942
Total Equity	20,633		19,232
Total Liabilities and Equity	$210,965		$213,174
Ratios:
Net interest margin (FTE)(b)		3.10%		2.88%
Net interest rate spread (FTE)(b)		2.38%		2.05%
Interest-bearing liabilities to interest-earning assets		74.31%		75.12%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2025	2025	2025	2024	2024
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$54,170	$54,075	$53,401	$51,567	$51,615
Commercial mortgage loans	12,027	12,410	12,368	11,792	11,488
Commercial construction loans	5,541	5,810	5,797	5,702	5,981
Commercial leases	3,177	3,120	3,110	2,902	2,685
Total commercial loans and leases	74,915	75,415	74,676	71,963	71,769
Consumer loans:
Residential mortgage loans	17,656	17,615	17,552	17,322	17,031
Home equity	4,579	4,383	4,222	4,125	4,018
Indirect secured consumer loans	17,729	17,248	16,476	16,100	15,680
Credit card	1,678	1,659	1,627	1,668	1,708
Solar energy installation loans	4,355	4,268	4,221	4,137	3,990
Other consumer loans	2,414	2,483	2,498	2,545	2,630
Total consumer loans	48,411	47,656	46,596	45,897	45,057
Total average portfolio loans and leases	$123,326	$123,071	$121,272	$117,860	$116,826

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$44	$45	$64	$48	$16
Consumer loans held for sale	623	541	428	584	573
Average loans and leases held for sale	$667	$586	$492	$632	$589

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$53,947	$53,312	$53,700	$52,271	$50,916
Commercial mortgage loans	11,932	12,112	12,357	12,246	11,394
Commercial construction loans	5,326	5,551	5,952	5,588	5,947
Commercial leases	3,218	3,177	3,128	3,188	2,873
Total commercial loans and leases	74,423	74,152	75,137	73,293	71,130
Consumer loans:
Residential mortgage loans	17,644	17,681	17,581	17,543	17,166
Home equity	4,678	4,485	4,265	4,188	4,074
Indirect secured consumer loans	17,885	17,591	16,804	16,313	15,942
Credit card	1,692	1,707	1,660	1,734	1,703
Solar energy installation loans	4,432	4,316	4,262	4,202	4,078
Other consumer loans	2,376	2,464	2,482	2,518	2,575
Total consumer loans	48,707	48,244	47,054	46,498	45,538
Total portfolio loans and leases	$123,130	$122,396	$122,191	$119,791	$116,668

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$8	$74	$28	$66	$100
Consumer loans held for sale	568	572	445	574	512
Loans and leases held for sale	$576	$646	$473	$640	$612

Operating lease equipment	$379	$344	$314	$319	$357

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,206	$1,166	$1,104	$1,071	$1,178
Commercial mortgage loans	558	601	603	579	515
Commercial construction loans	304	333	367	348	342
Commercial leases	764	757	755	725	773
Residential mortgage loans	89,639	91,201	92,769	94,225	95,808
Solar energy installation loans	692	557	575	593	610
Other consumer loans	98	105	112	119	126
Total loans and leases serviced for others	93,261	94,720	96,285	97,660	99,352
Total loans and leases owned or serviced	$217,346	$218,106	$219,263	$218,410	$216,989
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	September	June	March	December	September
	2025(a)	2025	2025	2024	2024
Regulatory Capital(b)
CET1 capital	$17,646	$17,616	$17,239	$17,339	$17,272
Additional tier 1 capital	1,770	2,116	2,116	2,116	2,116
Tier 1 capital	19,416	19,732	19,355	19,455	19,388
Tier 2 capital	3,209	3,197	3,175	3,291	3,303
Total regulatory capital	$22,625	$22,929	$22,530	$22,746	$22,691
Risk-weighted assets	$167,415	$166,517	$165,326	$164,102	$160,604

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	10.02%	9.82%	9.50%	9.40%	9.47%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	10.54%	10.58%	10.43%	10.57%	10.75%
Tier 1 risk-based capital	11.60%	11.85%	11.71%	11.86%	12.07%
Total risk-based capital	13.51%	13.77%	13.63%	13.86%	14.13%
Leverage	9.24%	9.42%	9.23%	9.22%	9.11%

Fifth Third Bank, National Association
Tier 1 risk-based capital	12.92%	12.87%	12.78%	12.86%	12.99%
Total risk-based capital	14.16%	14.12%	14.02%	14.19%	14.32%
Leverage	10.30%	10.25%	10.10%	10.02%	9.82%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios as of December 31, 2024 and September 30, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2025	2025	2025	2024	2024
Average portfolio loans and leases:
Commercial and industrial loans	$54,170	$54,075	$53,401	$51,567	$51,615
Commercial mortgage loans	12,027	12,410	12,368	11,792	11,488
Commercial construction loans	5,541	5,810	5,797	5,702	5,981
Commercial leases	3,177	3,120	3,110	2,902	2,685
Total commercial loans and leases	74,915	75,415	74,676	71,963	71,769
Residential mortgage loans	17,656	17,615	17,552	17,322	17,031
Home equity	4,579	4,383	4,222	4,125	4,018
Indirect secured consumer loans	17,729	17,248	16,476	16,100	15,680
Credit card	1,678	1,659	1,627	1,668	1,708
Solar energy installation loans	4,355	4,268	4,221	4,137	3,990
Other consumer loans	2,414	2,483	2,498	2,545	2,630
Total consumer loans	48,411	47,656	46,596	45,897	45,057
Total average portfolio loans and leases	$123,326	$123,071	$121,272	$117,860	$116,826

Losses charged-off:
Commercial and industrial loans	($280)	($84)	($54)	($61)	($80)
Commercial mortgage loans	(2)	(4)	(11)	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	(2)	(2)	(2)	—
Total commercial loans and leases	(282)	(90)	(67)	(63)	(80)
Residential mortgage loans	—	—	—	(1)	—
Home equity	(1)	(2)	(2)	(2)	(1)
Indirect secured consumer loans	(34)	(33)	(36)	(39)	(35)
Credit card	(20)	(20)	(22)	(21)	(21)
Solar energy installation loans	(20)	(23)	(21)	(20)	(16)
Other consumer loans	(25)	(26)	(25)	(29)	(30)
Total consumer loans	(100)	(104)	(106)	(112)	(103)
Total losses charged-off	($382)	($194)	($173)	($175)	($183)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$6	$15	$2	$6	$8
Commercial mortgage loans	1	1	1	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	3	—	—	—
Total commercial loans and leases	7	19	3	6	8
Residential mortgage loans	1	1	—	1	1
Home equity	2	2	2	2	1
Indirect secured consumer loans	16	17	15	12	13
Credit card	4	5	5	4	5
Solar energy installation loans	4	3	3	3	2
Other consumer loans	9	8	9	11	11
Total consumer loans	36	36	34	33	33
Total recoveries of losses previously charged-off	$43	$55	$37	$39	$41

Net losses charged-off:
Commercial and industrial loans	($274)	($69)	($52)	($55)	($72)
Commercial mortgage loans	(1)	(3)	(10)	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	1	(2)	(2)	—
Total commercial loans and leases	(275)	(71)	(64)	(57)	(72)
Residential mortgage loans	1	1	—	—	1
Home equity	1	—	—	—	—
Indirect secured consumer loans	(18)	(16)	(21)	(27)	(22)
Credit card	(16)	(15)	(17)	(17)	(16)
Solar energy installation loans	(16)	(20)	(18)	(17)	(14)
Other consumer loans	(16)	(18)	(16)	(18)	(19)
Total consumer loans	(64)	(68)	(72)	(79)	(70)
Total net losses charged-off	($339)	($139)	($136)	($136)	($142)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	2.01%	0.51%	0.39%	0.42%	0.55%
Commercial mortgage loans	0.04%	0.11%	0.34%	0.01%	—
Commercial construction loans	—	—	—	—	—
Commercial leases	(0.04%)	(0.10%)	0.29%	0.32%	(0.01%)
Total commercial loans and leases	1.46%	0.38%	0.35%	0.32%	0.40%
Residential mortgage loans	(0.02%)	(0.01%)	—	(0.01%)	(0.02%)
Home equity	(0.05%)	0.02%	0.04%	(0.01%)	(0.02%)
Indirect secured consumer loans	0.40%	0.37%	0.53%	0.66%	0.54%
Credit card	3.70%	3.74%	4.19%	4.00%	3.74%
Solar energy installation loans	1.47%	1.86%	1.73%	1.64%	1.44%
Other consumer loans	2.51%	2.49%	2.52%	2.84%	3.00%
Total consumer loans	0.52%	0.56%	0.63%	0.68%	0.62%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	1.09%	0.45%	0.46%	0.46%	0.48%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2025	2025	2025	2024	2024
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,412	$2,384	$2,352	$2,305	$2,288
Total net losses charged-off	(339)	(139)	(136)	(136)	(142)
Provision for loan and lease losses	192	167	168	183	159
Allowance for loan and lease losses, ending	$2,265	$2,412	$2,384	$2,352	$2,305

Reserve for unfunded commitments, beginning	$146	$140	$134	$138	$137
Provision for (benefit from) the reserve for unfunded commitments	5	6	6	(4)	1
Reserve for unfunded commitments, ending	$151	$146	$140	$134	$138

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,265	$2,412	$2,384	$2,352	$2,305
Reserve for unfunded commitments	151	146	140	134	138
Total allowance for credit losses	$2,416	$2,558	$2,524	$2,486	$2,443

	As of
	September	June	March	December	September
	2025	2025	2025	2024	2024
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$393	$460	$537	$374	$255
Commercial mortgage loans	42	48	70	79	78
Commercial construction loans	—	—	—	1	1
Commercial leases	—	—	16	2	—
Residential mortgage loans	142	143	145	137	131
Home equity	72	75	69	70	67
Indirect secured consumer loans	61	65	60	55	50
Credit card	29	29	31	32	31
Solar energy installation loans	22	26	30	64	64
Other consumer loans	7	7	8	9	9
Total nonaccrual portfolio loans and leases	768	853	966	823	686
Repossessed property	12	8	9	9	11
OREO	21	25	21	21	28
Total nonperforming portfolio loans and leases and OREO	801	886	996	853	725
Nonaccrual loans held for sale	4	27	21	7	8
Total nonperforming assets	$805	$913	$1,017	$860	$733

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$2	$5	$2	$5	$10
Commercial mortgage loans	—	3	6	—	3
Commercial leases	—	—	—	1	1
Total commercial loans and leases	2	8	8	6	14
Residential mortgage loans(c)	11	8	8	6	8
Credit card	16	18	17	20	18
Total consumer loans	27	26	25	26	26
Total loans and leases 90 days past due (accrual)(b)	$29	$34	$33	$32	$40
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	1.09%	0.45%	0.46%	0.46%	0.48%
Allowance for credit losses:
As a percent of portfolio loans and leases	1.96%	2.09%	2.07%	2.08%	2.09%
As a percent of nonperforming portfolio loans and leases(a)	314%	300%	261%	302%	356%
As a percent of nonperforming portfolio assets(a)	302%	289%	253%	291%	337%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.62%	0.70%	0.79%	0.69%	0.59%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.65%	0.72%	0.81%	0.71%	0.62%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.65%	0.74%	0.83%	0.71%	0.62%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” "adjusted total revenue," “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, adjusted total revenue, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	September	June	March	December	September
		2025	2025	2025	2024	2024
	Net interest income	$1,520	$1,495	$1,437	$1,437	$1,421
	Add: Taxable equivalent adjustment	5	5	5	6	6
	Net interest income (FTE) (a)	1,525	1,500	1,442	1,443	1,427

	Net interest income (annualized) (b)	6,030	5,996	5,828	5,717	5,653
	Net interest income (FTE) (annualized) (c)	6,050	6,016	5,848	5,741	5,677

	Interest income	2,519	2,484	2,432	2,528	2,669
	Add: Taxable equivalent adjustment	5	5	5	6	6
	Interest income (FTE)	2,524	2,489	2,437	2,534	2,675
	Interest income (FTE) (annualized) (d)	10,014	9,983	9,883	10,081	10,642

	Interest expense (annualized) (e)	3,963	3,967	4,035	4,340	4,965
	Average interest-earning assets (f)	193,500	192,682	192,808	193,513	195,836
	Average interest-bearing liabilities (g)	143,096	142,913	144,285	144,771	147,092

	Net interest margin (b) / (f)	3.12%	3.11%	3.02%	2.95%	2.89%
	Net interest margin (FTE) (c) / (f)	3.13%	3.12%	3.03%	2.97%	2.90%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.41%	2.40%	2.33%	2.21%	2.05%

	Income before income taxes	$837	$808	$653	$764	$728
	Add: Taxable equivalent adjustment	5	5	5	6	6
	Income before income taxes (FTE)	842	813	658	770	734

	Net income available to common shareholders	608	591	478	582	532
	Add: Intangible amortization, net of tax	5	5	6	7	7
	Tangible net income available to common shareholders (h)	613	596	484	589	539
	Tangible net income available to common shareholders (annualized) (i)	2,432	2,391	1,963	2,343	2,144

	Average Bancorp shareholders’ equity	21,216	20,670	20,000	19,893	20,251
Less:	Average preferred stock	(2,112)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,937)	(4,918)	(4,918)	(4,918)	(4,918)
	Average intangible assets	(77)	(79)	(86)	(94)	(103)
	Average tangible common equity, including AOCI (j)	14,090	13,557	12,880	12,765	13,114
Less:	Average AOCI	3,520	3,935	4,362	4,292	3,914
	Average tangible common equity, excluding AOCI (k)	17,610	17,492	17,242	17,057	17,028

	Total Bancorp shareholders’ equity	21,107	21,124	20,403	19,645	20,784
Less:	Preferred stock	(1,770)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,947)	(4,918)	(4,918)	(4,918)	(4,918)
	Intangible assets	(76)	(75)	(82)	(90)	(98)
	Tangible common equity, including AOCI (l)	14,314	14,015	13,287	12,521	13,652
Less:	AOCI	3,276	3,546	3,895	4,636	3,446
	Tangible common equity, excluding AOCI (m)	17,590	17,561	17,182	17,157	17,098
Add:	Preferred stock	1,770	2,116	2,116	2,116	2,116
	Tangible equity (n)	19,360	19,677	19,298	19,273	19,214

	Total assets	212,903	209,991	212,669	212,927	214,318
Less:	Goodwill	(4,947)	(4,918)	(4,918)	(4,918)	(4,918)
	Intangible assets	(76)	(75)	(82)	(90)	(98)
	Tangible assets, including AOCI (o)	207,880	204,998	207,669	207,919	209,302
Less:	AOCI, before tax	4,311	4,666	5,125	5,868	4,362
	Tangible assets, excluding AOCI (p)	$212,191	$209,664	$212,794	$213,787	$213,664

	Common shares outstanding (q)	661	668	667	670	676

	Tangible equity (n) / (p)	9.12%	9.39%	9.07%	9.02%	8.99%
	Tangible common equity (excluding AOCI) (m) / (p)	8.29%	8.38%	8.07%	8.03%	8.00%
	Tangible common equity (including AOCI) (l) / (o)	6.89%	6.84%	6.40%	6.02%	6.52%
	Tangible book value per share (including AOCI) (l) / (q)	$21.66	$20.98	$19.92	$18.69	$20.20
	Tangible book value per share (excluding AOCI) (m) / (q)	$26.61	$26.29	$25.76	$25.61	$25.29

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	September	June	September
	2025	2025	2024
Net income (r)	$649	$628	$573
Net income (annualized) (s)	2,575	2,519	2,280

Adjustments (pre-tax items)
Interchange litigation matters	27	1	57
Severance expense	—	15	9
Non-qualified deferred compensation expense/(benefit)	11	16	10
Securities (gains)/losses	(10)	(16)	(10)
FDIC special assessment	(6)	—	—
Adjustments, after-tax (t)(a)	16	12	51

Noninterest income (u)	781	750	711
Interchange litigation matters	18	1	47
Noninterest income excluding certain item(s)	799	751	758
Securities (gains)/losses	(10)	(16)	(10)
Adjusted noninterest income, excluding certain items and securities (gains)/losses (v)	789	735	748

Noninterest expense (w)	1,267	1,264	1,244
Interchange litigation matters	(9)	—	(10)
Severance expense	—	(15)	(9)
FDIC special assessment	6	—	—
Noninterest expense excluding certain item(s)	1,264	1,249	1,225
Non-qualified deferred compensation (expense)/benefit	(11)	(16)	(10)
Adjusted noninterest expense, excluding certain items and non-qualified deferred compensation (x)	1,253	1,233	1,215

Adjusted net income (r) + (t)	665	640	624
Adjusted net income (annualized) (y)	2,638	2,567	2,482

Adjusted tangible net income available to common shareholders (h) + (t)	629	608	590
Adjusted tangible net income available to common shareholders (annualized) (z)	2,495	2,439	2,347

Average assets (aa)	$211,770	$210,554	$213,838

Return on average tangible common equity (i) / (j)	17.3%	17.6%	16.3%
Return on average tangible common equity excluding AOCI (i) / (k)	13.8%	13.7%	12.6%
Adjusted return on average tangible common equity, including AOCI (z) / (j)	17.7%	18.0%	17.9%
Adjusted return on average tangible common equity, excluding AOCI (z) / (k)	14.2%	13.9%	13.8%

Return on average assets (s) / (aa)	1.21%	1.20%	1.06%
Adjusted return on average assets (y) / (aa)	1.25%	1.22%	1.16%
Efficiency ratio (FTE) (w) / [(a) + (u)]	54.9%	56.2%	58.2%
Adjusted efficiency ratio (x) / [(a) + (v)]	54.1%	55.2%	55.9%
Total revenue (FTE) (a) + (u)	$2,306	$2,250	$2,138
Adjusted total revenue (FTE) (a) + (v)	$2,314	$2,235	$2,175
Pre-provision net revenue (PPNR) (a) + (u) - (w)	$1,039	$986	$894
Adjusted pre-provision net revenue (PPNR) (a) + (v) - (x)	$1,061	$1,002	$960
Totals may not foot due to rounding.
(a) Assumes a 23% tax rate in 2024 and a 24% tax rate in 2025.

Fifth Third Bancorp and Subsidiaries
Segment Presentation(b)
$ in millions
(unaudited)

For the three months ended September 30, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$594	$1,082	$55	$(206)	$1,525
(Provision for) benefit from credit losses	(246)	(73)	—	122	(197)
Net interest income after (provision for) benefit from credit losses	348	1,009	55	(84)	1,328
Noninterest income	357	309	109	6	781
Noninterest expense	(454)	(653)	(93)	(67)	(1,267)
Income (loss) before income taxes (FTE)(a)	$251	$665	$71	$(145)	$842

For the three months ended June 30, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$595	$1,085	$57	$(237)	$1,500
(Provision for) benefit from credit losses	(79)	(84)	2	(12)	(173)
Net interest income after (provision for) benefit from credit losses	516	1,001	59	(249)	1,327
Noninterest income	321	293	101	35	750
Noninterest expense	(453)	(646)	(95)	(70)	(1,264)
Income (loss) before income taxes (FTE)(a)	$384	$648	$65	$(284)	$813

For the three months ended March 31, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$552	$975	$49	$(134)	$1,442
Provision for credit losses	(80)	(84)	—	(10)	(174)
Net interest income after provision for credit losses	472	891	49	(144)	1,268
Noninterest income	301	281	109	3	694
Noninterest expense	(511)	(650)	(106)	(37)	(1,304)
Income (loss) before income taxes (FTE)(a)	$262	$522	$52	$(178)	$658

For the three months ended December 31, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$598	$984	$48	$(187)	$1,443
Provision for credit losses	(21)	(89)	—	(69)	(179)
Net interest income after provision for credit losses	577	895	48	(256)	1,264
Noninterest income	373	278	103	(22)	732
Noninterest expense	(452)	(617)	(94)	(63)	(1,226)
Income (loss) before income taxes (FTE)(a)	$498	$556	$57	$(341)	$770

For the three months ended September 30, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$648	$1,056	$50	$(327)	$1,427
Provision for credit losses	(76)	(78)	—	(6)	(160)
Net interest income after provision for credit losses	572	978	50	(333)	1,267
Noninterest income	354	283	99	(25)	711
Noninterest expense	(460)	(614)	(95)	(75)	(1,244)
Income (loss) before income taxes (FTE)(a)	$466	$647	$54	$(433)	$734
(a) Includes taxable equivalent adjustments of $5 million for the three months ended September 30, 2025, June 30, 2025 and March 31, 2025 and $6 million for the three months ended December 31, 2024 and September 30, 2024.

(b) During the first quarter of 2025, the Bancorp realigned its reporting structure and moved certain business banking customer relationships and relationship management personnel to the Consumer and Small Business Banking segment from the Commercial Banking segment. Prior period results have been adjusted to reflect current presentation.